Exhibit 0.0

Squire Patton Boggs (US) LLP

201 E. Fourth St., Suite 1900

Cincinnati, Ohio 45202

O   +1 513 361 1200

F   +1 513 361 1201

squirepattonboggs.com

Cassandra W. Borchers

T   +1 513 361 1249

cassandra.borchers@squirepb.com

July 29, 2026

Align Alternative Access Fund

35 West Broad Street, Suite 100

Stamford, Connecticut 06902

Re:	Align Alternative Access Fund, File Nos. 333-283452 and 811-24029

Ladies and Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Pre-Effective Amendment No. 3 to the Align Alternative Access Fund’s Registration Statement (the “Registration Statement”). We hereby give you our consent to incorporate by reference the Legal Opinion into this Amendment No. 6 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ Squire Patton Boggs (US) LLP
SQUIRE PATTON BOGGS (US) LLP

Over 40 Offices across 4 Continents

Squire Patton Boggs (US) LLP is part of the international legal practice Squire Patton Boggs, which operates worldwide through a number of separate legal entities.

Please visit squirepattonboggs.com for more information.